                                                                  CONFORMED COPY




                            STOCK EXCHANGE AGREEMENT

                                  BY AND AMONG

                              IDT INVESTMENTS INC.,

                                IDT CORPORATION,

                               IDT AMERICA, CORP.,

                               IDT VENTURES INC.,

                        HM4 TELIGENT QUALIFIED FUND, LLC,

                         HM4 TELIGENT PRIVATE FUND, LLC,

                       HM 4-SBS TELIGENT COINVESTORS, LLC,

                             HM PG-IV TELIGENT, LLC,

                       HM 4-EQ TELIGENT COINVESTORS, LLC,

                          HM4 ICG QUALIFIED FUND, LLC,

                           HM4 ICG PRIVATE FUND, LLC,

                               HM PG-IV ICG, LLC,

                       HM 4-SBS ICG COINVESTORS, LLC, AND

                          HM 4-EQ ICG COINVESTORS, LLC





                                DATED MAY 2, 2001

                            STOCK EXCHANGE AGREEMENT


                  THIS STOCK EXCHANGE AGREEMENT, dated as of May 2, 2001 (as the same may be amended or modified from time to time, this "Agreement"), by and among IDT Investments Inc., a Nevada corporation (the "Company"), IDT Corporation, a Delaware corporation ("IDTC"), IDT America Corp., a New Jersey corporation ("IDTA"), IDT Ventures Inc., a Delaware corporation ("IDTV"), HM4 Teligent Qualified Fund, LLC, a Delaware limited liability company, HM4 Teligent Private Fund, LLC, a Delaware limited liability company, HM 4-SBS Teligent Coinvestors, LLC, a Delaware limited liability company, HM PG-IV Teligent, LLC, a Delaware limited liability company, HM 4-EQ Teligent Coinvestors, LLC, a Delaware limited liability company (collectively, the "HMTF Teligent Entities") and HM4 ICG Qualified Fund, LLC, a Delaware limited liability company, HM4 ICG Private Fund, LLC, a Delaware limited liability company, HM PG-IV ICG, LLC, a Delaware limited liability company, HM 4-SBS ICG Coinvestors, LLC, a Delaware limited liability company, and HM 4-EQ ICG Coinvestors, LLC, a Delaware limited liability company (collectively, the "HMTF ICG Entities" and, together with the HMTF Teligent Entities, the "HMTF Entities").

                                   WITNESSETH:

                  WHEREAS, the HMTF Teligent Entities are the beneficial and record owners of 219,998 shares (the "Teligent Shares") of Series A 7-3/4% Convertible Preferred Stock due 2014, par value $0.01 per share (the "Teligent Preferred Stock"), of Teligent, Inc. ("Teligent"), a Delaware corporation;

                  WHEREAS, the HMTF ICG Entities are the beneficial and record owners of (a) 23,000 shares (the "ICG Shares") of the 8% Series A-2 Convertible Preferred Stock, par value $0.01 per share (the "Series A-2 ICG Preferred Stock"), of ICG Communications, Inc., a Delaware corporation ("ICG"), and (b) warrants (the "ICG Warrants") to purchase an aggregate of 3,066,667 shares of common stock, par value $0.01 per share, of ICG (the "ICG Common Stock");

                  WHEREAS, the HMTF Entities desire to exchange the Teligent Preferred Stock, in the case of HMTF Teligent Entities, and the ICG Shares and ICG Warrants, in the case of the HMTF ICG Entities, for 10,007 and 8,188 shares, respectively, of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company to be issued pursuant to the Certificate of Designation substantially in the form attached hereto as Exhibit B (the "Series B Preferred Stock");

                  WHEREAS, pursuant to a plan among the parties to this Agreement, each of IDTC, IDTA and IDTV will transfer to the Company on or prior to the Closing Date (as defined below), in exchange for an aggregate of 45,488 shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock"), certain assets which the Company desires to acquire and which are described in Section 5.03 hereof;

                  WHEREAS, for Federal income tax purposes, it is intended that the Exchange (as defined below) will qualify as an exchange under the provisions of section 351(a) of the Code (as defined below);

                  WHEREAS, the Company desires to acquire all of the interests currently held by the HMTF Teligent Entities in Teligent and by the HMTF ICG Entities in ICG; and

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                           DEFINITIONS; INTERPRETATION

                  SECTION 1.01 Definitions.

                  For the purposes of this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. For avoidance of any doubt, the limited partners of the HMTF "funds" - the partnerships in which outside investors are partners, and that are the ultimate beneficial owners of the HMTF Entities - shall not be deemed to be "Affiliates" of any HMTF Entity.

                  "Acquisition" shall have the meaning ascribed to such term in
Section 2.01 hereof.

                  "Applicable Law" shall mean any foreign, United States federal, state or local law, statute, rule, regulation, common law, order, writ, injunction, judgment, decree or permit of any Governmental Entity.

                  "Asset Transfers" shall have the meaning ascribed to such term in Section 5.03 hereof.

                  "Bankruptcy Code" means the Bankruptcy Code of the United States of America, as amended (11 U.S.C.A. section 101, et seq.), and any rules or regulations promulgated by any Governmental Entity under such statute.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

                  "Commission" shall mean the Securities and Exchange Commission or any other Governmental Entity at the time administering the Securities Act or the Securities Exchange Act of 1934, as amended.

                  "Contract" shall mean any contract, lease, indenture, agreement, commitment, and any other legally binding arrangement, whether oral or in writing, including any amendment thereto.

         "Distribution" shall mean a distribution by the "funds" -i.e. the partnerships in which outside investors are limited partners and which are the ultimate beneficial owners of the HMTF Entities - to the partners of such funds, and shall include any intermediate transfers required to move the assets to the funds. The parties hereto acknowledge that partners, officers and employees of the HMTF Entities and their Affiliates may be partners in such funds or otherwise entitled in the ordinary course of business to participate in a portion of any such Distribution and that to the extent that any such Persons receive a portion of any such Distribution, they shall have the same status as outside investors who receive such Distribution. In addition, a portion of the funds or assets distributed in a Distribution may be used to pay transaction fees and expenses.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware, in effect as of the date hereof, and any amendments or successor statutes thereto.

                  "Encumbrance" shall mean any mortgage, claim, charge, lien, security interest, easement, right of way, pledge, covenant, restriction or encumbrance of any nature whatsoever.

                  "Exchange" shall mean, collectively, the Acquisition and the Asset Transfers, taken as a whole.

                  "Final Determination" shall mean a determination as defined in section 1313(a) of the Code or any other event which finally and conclusively establishes the amount of any liability for Taxes.

                  "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign.

                  "Person" shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, Governmental Entity or any agency or political subdivision thereof, or other entity.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

                  "Taxes" shall mean any and all Federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

                  "Tax Return" means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including, without limitation, all amendments thereof and schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

                  SECTION 1.02 Interpretation(a) . (a) When used in this Agreement the words "include", "includes" and "including" shall be deemed to be followed by the words "without limitation."

                  (b) Any terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) When used in this Agreement, the word "or" is not exclusive.

                  (d) All references to recitals, Articles, Sections, Exhibits and Schedules shall be deemed references to recitals, Articles, Sections, Exhibits and Schedules to this Agreement.

                  (e) This Agreement shall be deemed drafted jointly by all the parties hereto and shall not be specifically construed against any party hereto based on any claim that such party or its counsel drafted this Agreement.

                                   ARTICLE II

                        ACQUISITION OF THE COMPANY STOCK

                  SECTION 2.01 Acquisition of Acquired Securities. Upon the terms and subject to the conditions of this Agreement (a) the Company hereby agrees to issue to the HMTF Teligent Entities, and the HMTF Teligent Entities severally hereby agree to acquire from the Company, 10,007 shares of Series B Preferred Stock and (b) the Company hereby agrees to issue to the HMTF ICG Entities, and the HMTF ICG Entities severally hereby agree to acquire from the Company, 8,188 shares of Series B Preferred Stock (the securities to be issued to the HMTF Teligent Entities and the HMTF ICG Entities pursuant to this Section
2.01 are referred to herein collectively as the "Acquired Securities" and the acquisition of the Acquired Securities by the HMTF Teligent Entities and the HMTF ICG Entities pursuant to this Section 2.01 in exchange for the Transferred Interests is referred to herein as the "Acquisition"). The specific number of shares of Series B Preferred Stock to be acquired by each respective HMTF Entity is set forth on

Schedule 2.01 hereto. The parties are entering into this transaction on the basis that, as of the date hereof, the total equity value of the Company is $348,771,000 and the common equity value of the Company is $308,771,000.

                  SECTION 2.02 Consideration. In consideration of the issuance of the Acquired Securities to be issued to it, (a) each of the HMTF Teligent Entities shall transfer to the Company its Teligent Shares and (b) each of the HMTF ICG Entities shall transfer to the Company its ICG Shares and the ICG Warrants (the interests to be transferred by the respective HMTF Entities referred to herein as the "Transferred Interests").

                  SECTION 2.03 The Closing. Upon the terms and subject to the conditions contained in this Agreement, the closing of the Acquisition (the "Closing") shall take place immediately following the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof (other than conditions which, by their nature, are to be satisfied at the Closing, but subject to such conditions), at 10:00 A.M., Reno, Nevada time, at the offices of Woodburn and Wedge, 6100 Neil Road, Suite 500, Reno, Nevada 89511, or at such other time or at such other place as shall be mutually agreed upon by the parties hereto. The date on which the Closing occurs is herein referred to as the "Closing Date." Any share transfer taxes payable to the State of Nevada as a result of the Closing taking place there shall be the responsibility of the Company.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents, warrants and acknowledges to the HMTF Entities as follows:

                  SECTION 3.01 Organization, Good Standing and Qualification.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted.

                  (b) The Company has delivered to the HMTF Entities true and complete copies of the Articles of Incorporation, as amended to date, and By-laws, as in effect on the date hereof, of the Company.

                  SECTION 3.02 Corporate Authority. The Company has all requisite corporate power and authority and has taken all corporate and shareholder action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company has duly executed and delivered this Agreement. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.



                  SECTION 3.03 Capital Structure. (a) Immediately prior to the Closing, the authorized capital stock of the Company shall consist of (i) 500,000 shares of Class A Common Stock, $0.01 par value, of which 316,399 shares will be outstanding, (ii) 200,000 shares of Class B Common Stock, $0.01 par value ("Class B Common Stock"), of which 10,000 shares will be outstanding,
(iii) 75,000 shares of Series A Preferred Stock, $0.01 par value, ("Series A Preferred Stock") of which 40,000 shares will be outstanding and (iv) 20,000 shares of Series B Preferred Stock, $0.01 par value, of which no shares will be outstanding. Immediately prior to the Closing, all of the outstanding shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock will have been duly authorized and will be validly issued, fully paid and nonassessable. The ownership of Class A Common Stock, the Class B Common Stock and the Series A Preferred immediately prior to the transactions contemplated hereby is as set forth on Schedule 3.03(a) hereto. The Acquired Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

                  (b) Immediately prior to the Closing, except for the Series A Preferred Stock, there will be (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of capital stock of the Company or any subsidiary of the Company, and
(ii) no restrictions upon, or Contracts or understandings of the Company or any subsidiary of the Company, or, to the knowledge of the Company, Contracts or understandings of any other Person with respect to the voting or transfer of any shares of capital stock of the Company or any subsidiary.

                  (c) The shares of Class B Common Stock to be issued upon conversion of the Acquired Securities have been duly authorized and adequately reserved in contemplation of the conversion of the Series B Preferred Stock and, when issued and delivered in accordance with the terms of the Certificate of Designation of the Series B Preferred Stock, will be validly issued, and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of Applicable Law which would likely have a material adverse effect on such issuance.

                  (d) The holders of the Series B Preferred Stock will, upon the issuance thereof, have the rights set forth in the Certificate of Designation of the Series B Preferred Stock (subject to the limitations and qualifications set forth therein and under the Nevada Revised Statutes).

                  (e) The issuance of the Series B Preferred Stock contemplated by this Agreement will not cause any anti-dilution provisions contained in any outstanding securities of the Company to become applicable to such issuance.

                  SECTION 3.04 Actions and Proceedings. As of the date of this Agreement, there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, nor any outstanding judgments, orders, writs, injunctions or decrees of any Governmental Entity against the Company that (i) seek to prevent or materially restrict or delay the consummation of the transactions contemplated hereby or
(ii) would likely have a material adverse effect on the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement.

                  SECTION 3.05 No Violation. The execution, delivery and performance of this Agreement by the Company and the issuance and transfer of the Acquired Securities by the Company hereunder do not and will not constitute or result in (i) a breach or violation of, or a default under, the Articles of Incorporation or By-laws of the Company, (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of an Encumbrance on the assets of the Company (with or without notice, lapse of time or both) pursuant to any Contract binding upon the Company or any Applicable Law or (iii) any change in the rights or obligations of any party under any Contract binding upon the Company, except, in the case of clause (ii) or (iii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, would not likely have a material adverse effect on the transactions contemplated by this Agreement. No provision of any Applicable Law, injunction, order or decree of any Governmental Entity is in effect that has the effect of making the transactions contemplated by this Agreement illegal or would likely have a material adverse effect on the transactions contemplated by this Agreement.

                  SECTION 3.06 Consents and Approvals. Assuming the correctness of the representations by each of the HMTF Entities in Article IV, all authorizations, consents, approvals, licenses, qualifications or exemptions from, or any filings, declarations or registrations with, any Governmental Entity or any other Person required in connection with the execution, delivery or performance by the Company of this Agreement have been made or obtained and are in full force and effect as of the date hereof, other than authorizations, consents, approvals, licenses or qualifications the absence of which would not likely have a material adverse effect on the transactions contemplated by this Agreement. The Company is not required to file a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with this Agreement.

                  SECTION 3.07 No Registration of Transferred Interests. The Company is aware that the Transferred Interests have not been registered under the Securities Act, that the transfer of the Transferred Interests is intended to be exempt from registration under the Securities Act and the rules promulgated thereunder by the Commission, and that the Transferred Interests cannot be offered, sold, assigned, transferred, or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Company is also aware that sales or transfers of the Transferred Interests are further restricted by state securities laws and that the certificates for the Transferred Interests will bear appropriate legends restricting their transfer pursuant to Applicable Laws.

                  SECTION 3.08 Suitability of Investment. (a) The Company is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act as presently in effect and is acquiring the Transferred Interests for the Company's own account, or for the account of another "accredited investor" that is one of the Company's Affiliates and that can make all of the representations contained herein, for investment purposes only and not with a view to the resale or distribution thereof;

                  (b) The Company will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Transferred Interests, except in accordance with applicable state and Federal securities laws;

                  (c) The Company has been given the opportunity to obtain information and documents relating to Teligent and ICG and to ask questions of and receive answers from representatives of the HMTF Entities concerning Teligent and ICG and the investment in the Transferred Interests;

                  (d) The Company has such knowledge and experience in financial, business and Tax matters that the Company can, and the Company has, adequately analyzed the risks of an investment in the Transferred Interests and the Company has determined the Transferred Interests are a suitable investment for the Company and that the Company is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of the Company's investment in Teligent and ICG; and

                  (e) The Company is aware that there are substantial risks incident to an investment in the Transferred Interests.

                  SECTION 3.09 Information. No information provided by the Company to the HMTF Entities in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make such information, in light of the circumstances under which it was given, not misleading; provided, however, that the Company makes no representation or warranty with respect to the value of any individual asset of the Company or any financial statement of the Company. Except as set forth on
Schedule 3.09 or as reflected in the information which is otherwise publicly available, the Company and its subsidiaries, taken as a whole, do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that individually or in the aggregate would reasonably be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
              THE HMTF TELIGENT ENTITIES AND THE HMTF ICG ENTITIES

                  Each of the HMTF Entities, severally and not jointly, hereby represents, warrants and acknowledges to the Company as follows:

                  SECTION 4.01 Ownership(a) . (a) Each of the HMTF Teligent Entities represents and warrants that (i) it is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) it is the beneficial and record holder of the number of shares of Teligent Preferred Stock as is set forth opposite its name on Schedule 4.01(a) hereto,
(iii) it has the right, power and authority to transfer and deliver such number of Teligent Shares as provided in this Agreement and (iv) upon delivery of such number of Teligent Shares, there shall be vested in the Company good and valid title to such Teligent Shares, free and clear of any Encumbrances other than imposed or contemplated by (A) the Stock Purchase Agreement dated November 4, 1999 by and among Teligent, HMTF Acquisition Corp. and the other purchasers listed on Schedule I thereto (the "Teligent Stock Purchase Agreement"), (B) the terms and conditions set forth in the Certificate of Designation of Teligent designating the Teligent Preferred Stock, (C) in the event Teligent is subject to any proceeding under the Bankruptcy Code, the Bankruptcy Code or any decisions or orders by any Governmental Entity pursuant to the Bankruptcy Code of which the HMTF Teligent Entities do not have actual knowledge, it being understood that no inquiry has been made by any such HMTF Entity and (D) Encumbrances arising pursuant to the Securities Act or applicable state securities or "Blue Sky" laws.

                  (b) Each of the HMTF ICG Entities represents and warrants that
(i) it is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) it is the beneficial and record holder of the number of ICG Shares and the ICG Warrants as is set forth opposite its name on Schedule 4.01(b) hereto, (iii) it has the right, power and authority to transfer and deliver such number of ICG Shares and the ICG Warrants as provided in this Agreement and (iv) upon delivery of such number of ICG Shares and the ICG Warrants as provided in this Agreement, there shall be vested in the Company good and valid title to such ICG Shares and the ICG Warrants, free and clear of any Encumbrances other than as are imposed or contemplated by (A) the Preferred Stock and Warrant Purchase Agreement, dated as of February 27, 2000 by and between ICG, HMTF Bridge ICG, LLC, and the other Purchasers listed on Schedule I thereto, as amended (the "ICG Preferred Stock and Warrant Purchase Agreement"), (B) the terms and conditions set forth in the Certificate of Designation of ICG designating the Series A-2 ICG Preferred Stock, and (C) the Bankruptcy Code or any decisions or orders by any Governmental Entity pursuant to the Bankruptcy Code of which the HMTF ICG Entities do not have actual knowledge, it being understood that no inquiry has been made by any such HMTF Entity and (D) Encumbrances arising pursuant to the Securities Act or applicable state securities or "Blue Sky" laws.

                  SECTION 4.02 Authority. Each of the HMTF Entities has all requisite power and authority and has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each of the HMTF Entities has duly executed and delivered this Agreement. This Agreement is a valid and binding agreement of such party enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  SECTION 4.03 No Other Agreement to Transfer the Transferred Interests. The HMTF Entities do not have any binding obligation, absolute or contingent, oral or written, to any other Person to transfer any of the Transferred Interests (other than the transactions contemplated hereby).

                  SECTION 4.04 Actions and Proceedings. As of the date of this Agreement, there are no actions, suits, claims, proceedings or investigations pending or, to the actual knowledge of the HMTF Entities, threatened against such party, nor any outstanding judgments, orders, writs, injunctions or decrees of any Governmental Entity against such party that (i) seek to prevent or materially restrict or delay the consummation of the transactions contemplated by this Agreement or (ii) would likely have a material adverse effect on the transactions contemplated by this Agreement.

                  SECTION 4.05 No Violation. Except as set forth on Schedule
4.05 hereto, the execution, delivery and performance of this Agreement by the HMTF Entities does not and will not constitute or result in (i) a breach or violation of, or a default under, the limited liability company agreement of each such HMTF Entity, (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of an Encumbrance on the Transferred Interests (with or without notice, lapse of time or both) pursuant to, any Contracts binding on such entity or the Transferred Interests or any Applicable Law or (iii) any change in the rights or obligations of each such entity under any Contracts binding on such entity except in the case of (ii) or
(iii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, would not likely have a material adverse effect on the transactions contemplated by this Agreement or the Transferred Interests. Except as set forth on Schedule 4.05, no provision of any Applicable Law, injunction, order or decree of any Governmental Entity is in effect that has the effect of making the transactions contemplated by this Agreement illegal or would otherwise likely have a material adverse effect on the transactions contemplated by this Agreement.

                  SECTION 4.06 Consents and Approvals. Assuming the correctness of the representations by the Company in Article III, all authorizations, consents, approvals, licenses, qualifications or exemptions from, or any filings, declarations or registrations with, any Governmental Entity or any other Person required in connection with the execution, delivery or performance by the HMTF Entities of this Agreement have been made or obtained and are in full force and effect as of the date hereof, other than authorizations, consents, approvals, licenses or qualifications the absence of which would not likely have a material adverse effect on the transactions contemplated by this Agreement.

                  SECTION 4.07 No Registration of Acquired Securities. Each of the HMTF Entities is aware that the Acquired Securities have not been registered under the Securities Act, that the offer and issuance of the Acquired Securities are intended to be exempt from registration under the Securities Act and the rules promulgated thereunder by the Commission, and that the Acquired Securities cannot be offered, sold, assigned, transferred, or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Each of the HMTF Entities is also aware that sales or transfers of the Acquired Securities are further restricted by state securities laws and that the certificates for the Acquired Securities will bear appropriate legends restricting their transfer pursuant to Applicable Laws and this Agreement.

                  SECTION 4.08 Teligent Preferred Stock and ICG Common Stock Rights; Consents and Acknowledgements. All the transferable rights, powers and privileges that each of the HMTF Teligent Entities and the HMTF ICG Entities currently enjoys with respect to the Transferred Interests, whether obtained through Applicable Law, by Contract or otherwise (the "Stock Rights"), will be transferred to the Company at the Closing, to the fullest extent that such Stock Rights may be transferred to the Company without violation of Applicable Law or the documents under which such rights were granted.

                  SECTION 4.09 Holding Period. As of the date hereof, each of the HMTF Teligent Entities has held its shares of Teligent Preferred Stock for such period of time as is set forth opposite such HMTF Teligent Entity's name on
Schedule 4.09 hereto and each of the HMTF ICG Entities has held its ICG Shares and the ICG Warrants for such period of time as is set forth opposite such HMTF ICG Entity's name on Schedule 4.09 hereto (such respective periods being calculated in accordance with the provisions of Rule 144(d) promulgated pursuant to the Securities Act).

                  SECTION 4.10 Suitability of Investment. (a) Each HMTF Entity is acquiring the Acquired Securities for such entity's own account, for investment purposes only and not with a view to the resale or distribution thereof;

                  (b) Each HMTF Entity will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Acquired Securities, except in accordance with applicable state and Federal securities laws and the provisions of this Agreement;

                  (c) Each HMTF Entity has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and the investment in the Acquired Securities;

                  (d) Each HMTF Entity has such knowledge and experience in financial, business and Tax matters that it can, and it has, adequately analyzed the risks of an investment in the Acquired Securities and it has determined the Acquired Securities are a suitable investment for it and that it is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment in the Company; and

                  (e) Each HMTF Entity is aware that there are substantial risks incident to an investment in the Acquired Securities.

                  SECTION 4.11 Retention of Acquired Securities. It has no current plan or intention, or obligation, to transfer, exchange or otherwise dispose of any of the Acquired Securities other than as provided in Section 7A of the Certificate of Designation relating thereto.

                  SECTION 4.12 Teligent. In the event Teligent is subject to any proceeding under the Bankruptcy Code, no consent, authorization or filing with the bankruptcy court would be required under the Bankruptcy Code for the HMTF Teligent Entities to enter into the Agreement or consummate the transactions contemplated hereby. The parties hereto agree that any injunction or other order (other than an injunction or other order issued for failure to obtain a consent or authorization of the bankruptcy court or make a filing therewith, in each case, known by each such HMTF Teligent Entity to have been required, with respect to the transactions contemplated hereby but not excluding an injunction or other order issued for failure to obtain a consent or authorization required under the Bankruptcy Code) by any court pursuant to the Bankruptcy Code with respect to the transactions contemplated by this Agreement and issued after the date hereof shall not constitute a breach of the representation contained in this Section 4.12 of this Agreement, but in such event the parties shall make such appropriate equitable adjustments, which shall include in appropriate circumstances rescission of the transactions contemplated hereby, as are necessary to reflect such injunction or order.

                  SECTION 4.13 ICG. No consent, authorization or filing with the bankruptcy court is required under the Bankruptcy Code for the HMTF ICG Entities to enter into the Agreement or consummate the transactions contemplated hereby. The parties hereto agree that any injunction or other order (other than an injunction or other order issued for failure to obtain a consent or authorization of the bankruptcy court or make a filing therewith, in each case, known by each such HMTF ICG Entity to have been required, with respect to the transactions contemplated hereby but not excluding an injunction or other order issued for failure to obtain a consent or authorization required under the Bankruptcy Code) by any court pursuant to the Bankruptcy Code with respect to the transactions contemplated by this Agreement and issued after the date hereof shall not constitute a breach of the representation contained in this Section
4.13 of this Agreement, but in such event the parties shall make such appropriate equitable adjustments, which shall include in appropriate circumstances rescission of the transactions contemplated hereby, as are necessary to reflect such injunction or order. The Company acknowledges that the HMTF ICG Entities did not file a Proof of Claim in the ICG bankruptcy case.

                  SECTION 4.14 Tax Treatment. Each of the HMTF Entities and its Tax Owner (as defined below), and their respective Affiliates, has not taken, and will not take, and has not failed to take, and will not fail to take, any action, and has no knowledge of any fact or circumstance relating to the Acquisition that is unique to such HMTF Entity or Tax Owner and has not been previously disclosed to the Company, that would be likely to prevent the Exchange, or any portion thereof, from qualifying as a transfer of property to the Company governed by Section 351(a) of the Code.

                  SECTION 4.15 Status. Each of the HMTF Entities is classified as a disregarded entity for federal income tax purposes and is directly owned, and has been directly owned at all times during its existence, by an entity that is classified as a partnership for federal income tax purposes (each such partnership referred to herein as a

"Tax Owner"). Not more than 49% of any such partnership is directly or indirectly owned by entities that are treated as corporations for federal income tax purposes.

                  SECTION 4.16 Taxes. Each of the HMTF Entities has timely paid or caused to be paid all Taxes owed by or with respect to it, including Taxes relating to the Transferred Interests, and has timely filed or caused to be filed all Tax Returns required to be filed by or with respect to it, including Tax Returns with respect thereto. All such Tax Returns are accurate and complete in all material respects. All information set forth on Schedule 5.02 (c) is true and correct in all material respects.

                                   ARTICLE V

                                CERTAIN COVENANTS

                  SECTION 5.01 Confidentiality. (a) Unless otherwise agreed to in writing by the Company, each of the HMTF Entities will, and will cause its Affiliates, directors, officers, employees and agents (such Affiliates and other Persons being collectively referred to as the applicable party's "Representatives") to, (i) keep all Confidential Information of the Company confidential and not disclose or reveal any such Confidential Information to any Person other than those Representatives who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Confidential Information, (ii) use such Confidential Information only in connection with consummating the transactions contemplated hereby and enforcing such party's rights hereunder, and (iii) not use Confidential Information in any manner detrimental to the Company. If such party is requested pursuant to, or required by, Applicable Law or by legal process to disclose any Confidential Information of the Company, it will provide the Company with prompt notice of such request(s) so that the Company may seek an appropriate protective order. Such party's obligations hereunder with respect to Confidential Information that (i) is disclosed to a third party with the Company's written approval, (ii) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a Governmental Entity, or (iii) is required to be disclosed by Applicable Law, will, subject in the case of clauses (ii) and (iii) above to such party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. In the event this Agreement is terminated, each of the HMTF Entities will, if so requested by the Company, promptly return all of the Confidential Information of the Company, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of such party or its Representatives; provided, however, that, upon termination of this Agreement, such party will not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its Representatives, but will destroy (or cause to be destroyed) the same promptly following such termination. The confidentiality obligations of such party contained in this Section 5.01(a) shall survive until the one-year anniversary of the Closing or the termination of this Agreement. Notwithstanding the foregoing, the parties to this Agreement understand and agree that the HMTF Entities and certain Affiliates are obligated to make certain public filings pursuant to Sections 13 and

16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and this Section 5.01 shall not be deemed violated by any such filing.

                  (b) For purposes of this Section 5.01, "Confidential Information" of the Company means all confidential and proprietary information about the Company (whether oral or written) that is furnished by it or its agents or representatives to the HMTF Entities or their respective Representatives, regardless of the manner in which it is furnished. "Confidential Information" does not include, however, information which (i) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of the HMTF Entities or their respective Representatives, (ii) was available to the HMTF Entities or their respective Representatives on a non-confidential basis prior to its disclosure by the disclosing party, (iii) becomes available to the HMTF Entities or their respective Representatives on a non-confidential basis from a Person other than the Company or its representatives or agents who is not otherwise bound by a confidentiality agreement with the Company or its representatives or agents, or is not otherwise prohibited from transmitting the information to the HMTF Entities or their respective Representatives, or (iv) is independently developed by the HMTF Entities or their respective Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information.

                  SECTION 5.02 Taxes. (a) The HMTF Entities, the Company, IDTC, IDTA and IDTV shall (and each HMTF Entity shall cause its Tax Owner to), for all Tax purposes including all Tax Returns and any Tax controversies (and shall cause any Affiliate or successor to their assets or businesses to), except as otherwise agreed to by the parties in writing, take each of the positions set forth below (and shall not take or permit to be taken any position, action or inaction that is inconsistent therewith) unless there has been a Final Determination contrary to such position:

                  (i) the Exchange will qualify as a transfer of property to the Company by the HMTF Entities, IDTC, IDTA and IDTV governed by section 351(a) of the Code;

                  (ii) none of the Acquired Securities will be treated as other property or money under section 351(b) of the Code;

                  (iii) no income, gain or loss will be recognized by the HMTF Entities or their Affiliates, IDTC, IDTA or IDTV upon the Exchange; and

                  (iv) none of the consideration in the Exchange will be paid or issued for services.

                  (b) The HMTF Entities, the Company, IDTC, IDTA and IDTV shall (and each HMTF Entity shall cause its Tax Owner to) promptly report to each other any communication from or with the Internal Revenue Service or any other Taxing authority that relates in any way to the characterization of the Exchange. Notwithstanding any such communication, except as otherwise agreed to by the parties in writing, the HMTF Entities, the Company, IDTC, IDTA and IDTV shall (and each HMTF Entity shall cause its Tax Owner to), and shall cause any Affiliate or successor to their assets or businesses to, continue to take each of the positions specified in Section 5.02(a) for all Tax purposes (unless there has been a Final Determination contrary to such position).

                  (c) The HMTF Entities shall (and each HMTF Entity shall cause its Tax Owner to) provide to the Company such information as is reasonably required by the Company to file its Tax Returns. Schedule 5.02 (c) provides all information required pursuant to Treasury Regulation Section 1.351-3(a). In addition, the parties hereto shall cooperate with respect to all matters relating to Taxes.

                  SECTION 5.03 Transfer of Assets. At or prior to the Closing Date, (i) IDTA will transfer to the Company $10 million in cash, in exchange for 9,098 shares of Class A Common Stock; (ii) IDTC will transfer to the Company $10 million in cash, in exchange for 9,098 shares of Class A Common Stock; and (iii) IDTV will transfer to the Company 100% of the issued and outstanding capital stock of Timetel Dutch Holdings BV, in exchange for 27,293 shares of Class A Common Stock (collectively, the "Asset Transfers"). The Asset Transfers shall be effected pursuant to agreements and instruments customary for transactions similar to the Asset Transfers. To the extent necessary, each of the Company and IDTA, IDTC and TDTV will cause such agreements or instruments of transfer with respect to the Asset Transfers to be duly executed, filed or registered.

                  SECTION 5.04 Access to Information.

                  (a) During the period from the date hereof to the Closing, each of the HMTF Entities shall (and shall cause its Tax Owner to) afford to Representatives of the Company reasonable access to all of the books and records of the HMTF Entities and their Tax Owners relating to the Transferred Interests, and the HMTF Entities shall (and each HMTF Entity shall cause its Tax Owner to) furnish promptly to the Company all information concerning the Transferred Interests as the Company may reasonably request. To the extent that the Company receives information pursuant to this Section 5.05(a), the Company agrees to treat such information in accordance with Section 5.01 of this Agreement, it being understood that for purposes of this Section 5.05(a), all references in
Section 5.01 to the HMTF Entities shall be deemed to be references to the Company and that all references in such section to the Company shall be deemed to be references to the HMTF Entities.

                  (b) During the period from the date hereof to the Closing, each of the Company, IDTC, IDTA and IDTV shall afford to Representatives of Hicks Muse and the HMTF Entities reasonable access to all of the books and records of the Company relating to the Acquired Securities and the Asset Transfers, as applicable, and each of the Company, IDTC, IDTA and IDTV shall furnish promptly to Hicks Muse and the HMTF Entities all information concerning the Transferred Interests and the Asset Transfers, as applicable, as Hicks Muse and the HMTF Entities may reasonably request.

                  SECTION 5.05 Reasonable Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, but not limited to, using all reasonable efforts to cause the satisfaction of all conditions to Closing. This covenant shall not apply to
Section 6.01(d).

                  SECTION 5.06 Further Assurances. From time to time after the Closing, without additional consideration, each of the parties hereto will (or, if appropriate, cause their Affiliates to) execute and deliver such further instruments and take such other action as may be necessary to make effective the transactions contemplated by this Agreement. If any party to this Agreement shall following the Closing have in its possession any asset or right which under this Agreement should have been delivered to the other, such party shall promptly deliver such asset or right to the other.

                  SECTION 5.07 Registration Rights. (a) Pursuant to this Section 5.07, the HMTF ICG Entities shall execute and deliver at the Closing a writing evidencing the assignment by the HMTF ICG Entities of such entity's rights under the Registration Rights Agreement dated as of April 7, 2000 between ICG and certain purchasers (the "ICG Registration Rights Agreement").

                  (b) Pursuant to this Section 5.07, (i) the HMTF Teligent Entities shall execute and deliver at the Closing a writing evidencing the assignment by the HMTF Teligent Entities of each such entity's rights under the Registration Rights Agreement dated as of December 3, 1999 between Teligent and certain purchasers (the "Teligent Registration Rights Agreement") and (ii) in the event Teligent is subject to any proceeding under the Bankruptcy Code, the HMTF Teligent Entities shall execute and deliver at the Closing a writing evidencing the assignment to the Company of all the HMTF Teligent Entities' rights under any proof of claim filed by an HMTF Teligent Entity in connection with the filing for Chapter 11 bankruptcy protection by Teligent (it being understood that such HMTF Teligent Entities shall be under no obligation to file any such claim).

                  SECTION 5.08 Capitalization of the Company. From the date hereof until the Closing, the Company shall not make any material changes to the capital structure of the Company or take any other action that would have caused an adjustment to the Conversion Price (as defined in the Certificate of Designation with respect to the Series B Preferred Stock) had the Series B Preferred Stock been outstanding at the time of such action; provided, however, that the Company may issue additional securities so long as the securities issued are exchanged for assets valued for such purpose at the fair market value thereof (as determined by the Board of Directors of the Company in good faith) or as otherwise contemplated hereby.

                                   ARTICLE VI

                          CONDITIONS TO THE OBLIGATIONS
                                 OF THE COMPANY

                  SECTION 6.01 Conditions to the Obligations of the Company. The obligation of the Company to deliver the Acquired Securities to the HMTF Entities at the Closing against delivery of the Transferred Interests is absolute, subject to the fulfillment or waiver at or before the Closing of each of the following conditions, any or all of which may be waived by the Company:

                  (a) Representations and Warranties. The representations and warranties of each of the HMTF Entities contained in this Agreement (without regard to materiality or similar qualifiers contained therein) shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, except for (a) changes contemplated by this Agreement and (b) those representations and warranties which address matters only as of a particular date (without regard to materiality or similar qualifiers contained therein) (which shall have been true and correct in all material respects as of such date, subject to clause (a));

                  (b) Covenants. Each of the HMTF Entities shall have performed in all material respects all of its obligations and agreements and complied in all material respects with all of its covenants contained in this Agreement to be performed and complied with at or prior to the Closing;

                  (c) Certificate. The Company shall have received a certificate, dated as of the Closing Date, executed by an executive officer (or similar person) of each of the HMTF Entities on behalf of such entities and not in his or her individual capacity and stating that, to the best knowledge of such executive officer, the conditions set forth in clauses (a) and (b) above have been satisfied;

                  (d) Tax Certificate. Each of the HMTF Entities and its respective Tax Owner shall have delivered to Dewey Ballantine LLP an officer's certificate containing certain representations relating to certain tax matters acceptable to Dewey Ballantine LLP.

                  (e) Section 9.02 and 9.03 Deliveries. Each of the HMTF Entities shall have delivered to the Company all of the items contemplated to be delivered by it pursuant to Sections 9.02 and 9.03;

                  (f) Injunction. There shall not be in effect any injunction or order by any Governmental Entity (i) that prohibits or makes illegal any of the transactions contemplated by this Agreement and (ii) which has been adopted or issued, or has otherwise become effective, since the date of this Agreement; and

                  (g) Material Adverse Change. No material adverse change shall have occurred in the ability of any of the HMTF Entities to perform their respective obligations under this Agreement.

                                   ARTICLE VII

                          CONDITIONS TO THE OBLIGATIONS
                              OF THE HMTF ENTITIES

                  SECTION 7.01 Conditions to the Obligations of each of the HMTF Entities. The obligation of each of the HMTF Entities to deliver the Transferred Interests to the Company at the Closing against delivery of the Acquired Securities is absolute, subject to the fulfillment or waiver at or before the Closing of each of the following conditions, any or all of which may be waived by such HMTF Entity:


                  (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (without regard to materiality or similar qualifiers contained therein) shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, except for (a) changes contemplated by this Agreement and (b) those representations and warranties which address matters only as of a particular date (without regard to materiality or similar qualifiers contained therein) (which shall have been true and correct in all material respects as of such date, subject to clause (a));

                  (b) Covenants. Each of the Company, IDTC, IDTA and IDTV shall have performed in all material respects all of its obligations and agreements and complied in all material respects with all of its covenants contained in this Agreement to be performed and complied with at or prior to the Closing;

                  (c) Certificate. The HMTF Entities shall have received a certificate, dated as of the Closing Date, executed by an executive officer of the Company on behalf of the Company and not in his or her individual capacity and stating that, to the best knowledge of such executive officer, the conditions set forth in clauses (a) and (b) above have been satisfied;

                  (d) Acquired Securities. The Company shall have delivered to the HMTF Entities the shares of Series B Preferred Stock Acquired Securities to be delivered by it pursuant to Section 9.01(a) and 9.01(b);

                  (e) Injunction. There shall be in effect any injunction or order by any Governmental Entity (i) that prohibits or makes illegal the transactions contemplated by this Agreement and (ii) which has been adopted or issued, or has otherwise become effective, since the date of this Agreement;

                  (f) Material Adverse Change. No material adverse change shall have occurred in the business or condition of the Company or any of its subsidiaries taken as a whole or on the ability of the Company or any of its subsidiaries to perform their respective obligations under this Agreement;

                  (g) Certificate of Designation. The Company shall have filed with the Secretary of State of the State of Nevada the Certificate of Designation (substantially in the form attached as Exhibit B hereto) with respect to the Series B Preferred Stock; and

                  (h) Legal Opinion. The HMTF Entities shall have received a legal opinion of Nevada counsel to the Company reasonably acceptable to the HMTF Entities concerning such matters of Nevada law as are customary in transactions similar to the transaction contemplated hereby.

                                  ARTICLE VIII

                              TRANSFER LIMITATIONS

                  SECTION 8.01 Transfer Limitations; 1933 Act Legend. (a) Until the earlier of (i) consummation of an underwritten initial public offering with net proceeds of at least $25 million of the Company's common equity and in connection with which such common equity shall be listed on the Nasdaq National Market or the New York Stock Exchange (an "IPO") (and thereafter for so long as the underwriters of the IPO shall require) and (ii) the second anniversary of the Closing Date, each of the HMTF Entities agrees not to offer, transfer, pledge, encumber, contract to do any of the foregoing or otherwise transfer or dispose of, whether or not for or without consideration, to any Person other than the Company or any of its Affiliates ("Transfer") any of the Acquired Securities (and the Class B Common Stock into which such Acquired Securities are convertible) or any interest therein without the prior written consent of the Company and any purported Transfer in the absence of such written consent shall be void for all purposes. Notwithstanding the foregoing, at any time following the one year anniversary of the Closing Date, any HMTF Entity may Transfer its Acquired Securities to any of its Affiliates, provided that such Affiliate agrees in writing with the Company to be bound hereby with the same effect as if were named herein in lieu of the HMTF Entities (it being understood that Distributions effected after the second anniversary of the Closing Date shall be subject to Section 8.01(d) and not this sentence).

                  (b) Unless Transferred pursuant to an effective registration statement, each certificate representing Acquired Securities shall bear a legend substantially in the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS UNLESS SUCH TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED PURSUANT TO RULE 144 UNDER THE ACT OR ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT AND AN OPINION OF COUNSEL REASONABLY

                  SATISFACTORY TO THE COMPANY IS DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED AND (B) ARE SUBJECT TO TRANSFER RESTRICTIONS AS SET FORTH IN THE STOCK EXCHANGE AGREEMENT, DATED MAY 2, 2001 BY AND AMONG THE COMPANY, IDT CORPORATION, IDT AMERICA CORP., IDT VENTURES INC., HM4 TELIGENT QUALIFIED FUND, LLC, HM4 TELIGENT PRIVATE FUND, LLC, HM 4-SBS TELIGENT COINVESTORS, LLC, HM PG-IV TELIGENT, LLC, HM 4-EQ TELIGENT COINVESTORS, LLC, AND LLC, HM4 ICG QUALIFIED FUND, LLC, HM4 ICG PRIVATE FUND, LLC, HM PG-IV ICG, LLC, HM 4-SBS ICG COINVESTORS, LLC, AND HM 4-EQ ICG COINVESTORS, LLC, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY."

                  (c) Except as set forth in Section 8.01(a)(i), no HMTF Entity (in such capacity, a "Transferor") may sell, assign, dispose of or transfer any Series B Preferred Stock, Class B Common Stock or the proceeds of any sale, transfer or disposition of either, to any Affiliate of such HMTF Entity (the "Affiliate Transferee") unless such Affiliate Transferee shall have executed and delivered an instrument, in form and substance reasonably satisfactory to the Company, in which such Affiliate Transferee agrees to be bound by this Agreement (including without limitation Article XI) as if it were a signatory hereto; provided, however, that, for the avoidance of any doubt, in the event of a Distribution, no such instrument shall be required, the transferee shall not be liable hereunder with respect to the distributed assets as a result of such Distribution and the distributed assets shall no longer be deemed held by the transferring HMTF Entity (and no proceeds shall be deemed to have resulted therefrom) for purposes of Section 11.05).

                  (d) Notice. In the event that, after the second anniversary of the Closing Date, any of the HMTF Entities or any Affiliate Transferee (each a "Transferring Entity"), proposes to transfer or Distribute any of such Transferring Entity's Series B Preferred Stock or Class B Common Stock to a non-Affiliate transferee (other than pursuant to Section 8.01(a)(i)), such Transferring Entity shall give written notice (a "Transfer Notice") to the Company of such Transferring Entity's intention to transfer or Distribute such number of shares of Series B Preferred Stock or Class B Common Stock as are set forth on the Transfer Notice (the "Offered Securities"). Within 15 days after receipt of a Transfer Notice, the Company shall give a written notice to the Transferring Entity stating whether it wishes to purchase the Offered Securities and, if it does, the Company shall also state its initial determination of the fair market value for the Company and its proposed purchase price for such Offered Securities based on such fair market value. If the Company (i) states that it does not wish to purchase the Offered Securities, (ii) fails to give such notice by the end of such 15-day period, (iii) gives such notice but fails to include a proposed fair market value and proposed purchase price for the Offered Securities or (iv) fails to give a Company Purchase Notice in accordance with Section 8.01(e), the Company will be deemed to have consented to the sale or Distribution of the Offered Securities and such Transferring Entity shall be able to freely transfer or Distribute the Offered Securities to a non-Affiliate transferee for a period of 75 days from such deemed consent. No more than two Transfer Notices for all the HMTF Entities in the aggregate may be given in any calendar year.

                  (e) Company Notice. If the Company delivers written notice in compliance with the requirements of Section 8.01(d), for a period of 30 days after receipt of the Company's Notice, the parties shall negotiate in good faith to reach a mutually acceptable determination of the fair market value of the Company and the purchase price of the Offered Securities. On or before the end of such 30-day period, the Company shall notify the Transferring Entity in writing of its final determination of the fair market value for the Company and its final purchase price for all the Offered Securities which notice shall constitute a binding, written offer irrevocable for 15 days to purchase all the Offered Securities at that price (the "Company Purchase Notice").

                  (f) Closing. Within 15 days after delivery of the Company Purchase Notice, the Transferring Entity shall give the Company written notice as to whether it accepts the offer stated in the Company Purchase Notice. The offer stated in the Company Purchase Notice may be accepted or rejected only in full and not in part. If the Transferring Entity accepts the offer stated in the Company Purchase Notice, each of the parties shall use its reasonable efforts to obtain all consents and approvals, including from Governmental Entities, if any, required to effect the purchase and sale of the Offered Securities at the price stated therein. Unless the parties failed to receive all required consents and approvals, the closing of the purchase and sale of the Offered Securities to the Company pursuant to this Section 8.01 (f) shall take place at such location and on such date, within 10 days of the date of such Transferring Entity's acceptance of the Company's offer, subject to an extension if necessary to comply with any Applicable Law, as shall be agreed by the Transferring Entity and the Company. At any such closing, (i) the Transferring Entity shall deliver to the Company certificates representing the Offered Securities being purchased, registered in the name of the Transferring Entity and duly endorsed in favor of the Company, free of all Encumbrances other than those resulting solely from the actions of the Company, against payment of the applicable purchase price by wire transfer of same day funds, and (ii) the Transferring Entity shall give customary representations and warranties.

                  (g) If the Transferring Entity does not accept the offer stated in the Company Purchase Notice in writing within the 15-day period or prior to the expiration of such period rejects such offer in writing, the Transferring Entity may, at its sole option, transfer the Offered Securities to any Person or Persons (acting individually or as a group) for a purchase price resulting in proceeds to the Transferring Entity in excess of what would have been receivable under the offer set forth in the Company Purchase Notice; provided, however, that such transfer is completed within 75 days from delivery of the Company Purchase Notice.

                  (h) Payment in Common Stock. The Company shall have the right to pay for the Offered Securities, at its sole option, in shares of Class B Common Stock of IDTC, with such Class B Common Stock of IDTC to be registered under the Securities Act not later than 180 days from the date of issuance thereof, and valued as set forth in Section 7C(d) of the Certificate of Designation with respect to the Series B Preferred Stock. The Company shall use its commercially reasonable efforts to cause the registration contemplated by the immediately preceding sentence to be completed as promptly as practicable. If the Company elects to make payment in shares of Class B Common Stock of IDTC, the Company shall pay to the Transferring Entity an additional amount in cash equal to the applicable purchase price contemplated by subsection (f) above times 11.5 % per annum compounding daily for the period from the date of issuance of such shares of Class B Common Stock of IDTC until such registration is completed.

                                   ARTICLE IX

                              DELIVERIES AT CLOSING

                  SECTION 9.01 Deliveries by the Company at the Closing. At the Closing, the Company shall deliver, or shall cause to be delivered:

                  (a) to the HMTF Teligent Entities a certificate or certificates representing an aggregate of 10,007 shares of Series B Preferred Stock, each such certificate issued in such name or names and in such denominations as specified by the HMTF Teligent Entities; and

                  (b) to the HMTF ICG Entities a certificate or certificates representing an aggregate of 8,188 shares of Series B Preferred Stock, each such certificate issued in such name or names and in such denominations as specified by the HMTF ICG Entities.

                  SECTION 9.02 Deliveries by the HMTF Teligent Entities at the Closing. At the Closing, the HMTF Teligent Entities shall deliver, or shall cause to be delivered to the Company:

                  (a) a certificate or certificates representing the Teligent Shares and a stock power or stock powers, duly executed in blank, sufficient to transfer the Teligent Shares to the Company;

                  (b) a writing evidencing the assignment to the Company by the HMTF Teligent Entities of the HMTF Teligent Entities' rights under the Teligent Registration Rights Agreement; and

                  (c) a writing evidencing transfer to the Company by the HMTF Teligent Entities of the Stock Rights associated with the Teligent Shares to the fullest extent that such Stock Rights may be transferred to the Company without violation of Applicable Law or the documents under which such rights were granted.

                  SECTION 9.03 Deliveries by the HMTF ICG Entities at the Closing. At the Closing, the HMTF ICG Entities shall deliver, or cause to be delivered to the Company:

                  (a) a certificate representing the ICG Shares and a stock power or stock powers, duly executed in blank, sufficient to transfer the ICG Shares to the Company;

                  (b) the ICG Warrants and duly executed instruments of transfer sufficient to transfer the ICG Warrants to the Company;

                  (c) a writing evidencing the assignment to the Company by the HMTF ICG Entities of the HMTF ICG Entities' rights under the ICG Registration Rights Agreement; and

                  (d) a writing evidencing transfer to the Company by the HMTF ICG Entities of the Stock Rights associated with the ICG Shares and the ICG Warrants to the fullest extent that such Stock Rights may be transferred to the Company without violation of Applicable Law or the documents under which such rights were granted.

                                    ARTICLE X

                  SECTION 10.01 Termination of the Agreement. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated in any of the following ways at any time before the Closing and in no other manner:

                  (a) By mutual written consent of the parties to this Agreement, or

                  (b) By any party to this Agreement, if the Closing has not occurred on or before 30 days from the date hereof; provided, however, that party seeking to terminate this Agreement may not terminate this Agreement pursuant to this Section 10.01(b), if the Closing has not occurred by such date solely as a result of the failure of such party to perform any of its obligations under this Agreement.

                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

                  SECTION 11.01 Survival. The representations and warranties contained in this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto or by any Person on their behalf for a period of one year following the Closing Date, provided that the representations and warranties contained in Sections 4.11, 4.14, 4.15 and 4.16 hereof, and the right of any Company Indemnified Party to seek indemnification with respect thereto, shall survive the Closing and shall terminate and expire thereafter on the lapse of the applicable statute of limitations (including any extensions thereof) with respect to the relevant Tax; provided further that all covenants requiring performance subsequent to the Closing (including without limitation Section 5.02 hereof) shall survive the Closing for so long as such covenants are applicable.

                  SECTION 11.02 Indemnity by the Company. The Company hereby agrees to indemnify and hold harmless, on an after-Tax basis, each of the HMTF Entities and their respective directors, officers, partners, managers, members, employees, Affiliates, successors and assigns (each an "Acquiror Indemnified Party") from and against:

                  (a) any and all damages, losses, Taxes, liabilities, claims, judgments, penalties, costs and expenses (including amounts paid in investigation or settlement and reasonable attorneys' fees, expert fees and litigation expenses) direct or indirect, known or unknown, foreseeable or unforeseeable (collectively, "Losses"), resulting to any Acquiror Indemnified Party from or in connection with any breach of a representation or warranty contained in this Agreement, or in any certificate delivered in connection herewith, of the Company; and

                  (b) any and all Losses incurred or suffered by any Acquiror Indemnified Party and based upon, attributable to or resulting from the breach or nonfulfillment of any agreement, covenant or condition on the part of the Company or contained in this Agreement.

                  SECTION 11.03 Indemnity by the HMTF Entities. Each of the HMTF Entities, severally and not jointly, hereby agrees to indemnify and hold harmless, on an after-Tax basis, the Company and its directors, officers, partners, managers, members, employees, Affiliates, successors and assigns (each a "Company Indemnified Party") from and against:

                  (a) any and all Losses, resulting to any Company Indemnified Party from or in connection with any breach of a representation or warranty contained in this Agreement, or in any certificate delivered in connection herewith, of such HMTF Entity; and

                  (b) any and all Losses incurred or suffered by any Company Indemnified Party and based upon, attributable to or resulting from the breach or nonfulfillment of any agreement, covenant or condition (other than Section 6.01(d)) on the part of such HMTF Entity contained in this Agreement.

                  SECTION 11.04 Indemnification Procedures. (a) In the event that any third-party judicial, administrative or arbitral action, suit, proceeding (public or private), claim or governmental proceeding (collectively, "Legal Proceedings") shall be instituted or any third-party claim or demand ("Claim") shall be asserted by any Person in respect of which payment may be sought under Article XI hereof, the Company Indemnified Party or Acquiror Indemnified Party, as the case may be (in either case referred to herein generally as an "Indemnified Party"), shall promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the party from whom the Indemnified Person seeks indemnity (the

"Indemnifying Party"). The Indemnifying Party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which counsel must be reasonably satisfactory to the Indemnified Party, and to assume the defense of, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the Indemnifying Party elects to assume the defense of, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, the Indemnifying Party shall within fifteen (15) Business Days of receipt of written notice of the assertion of a Claim notify the Indemnified Party of its intent to do so. If the Indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder or fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify the Indemnified Party for such Losses under this Agreement, the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Claim. In such event, if the Indemnified Party defends any Claim, then the Indemnifying Party shall reimburse the Indemnified Party for the reasonable expenses of defending such Claim (including attorneys' fees) upon submission of periodic bills. If the Indemnifying Party shall assume the defense of any Claim, the Indemnified Party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if, (i) so requested by the Indemnifying Party to participate or (ii) in the opinion of counsel to the Indemnifying Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation required. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim. No Indemnified Party shall have the right, without the Indemnifying Party's prior written consent (which consent will not be unreasonably withheld or delayed), to settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification may be sought under Article XI hereof.

                  (b) The failure of the Indemnified Party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the Indemnifying Party's obligations with respect thereto except to the extent that the Indemnifying Party is materially prejudiced as a result of such failure.

                  SECTION 11.05 Limitation on Liability. (a) The parties hereto acknowledge that each HMTF Entity's maximum aggregate liability under this
Article XI shall not exceed, and shall be satisfied solely by delivery of, (A) the shares of Series B Preferred Stock and/or the Class B Common Stock then held by such HMTF Entity and (B) the proceeds (whether in the form of cash or securities or otherwise) received upon sale, transfer, exchange or other disposition of shares of Series B Preferred or Class B Common Stock to the extent then held by such HMTF Entity (the "Proceeds"); provided, however, that to the extent that such HMTF Entity no longer holds the assets referred to in
(A) or (B) above but holds other assets, then such other assets shall also be available to satisfy any such liability under this Article XI; provided further, however, that in the event referred to in the preceding proviso such HMTF Entity's maximum aggregate liability under this Article XI shall not exceed the lesser of (1) the value of such other assets then held and (2) the amount of the Proceeds, and shall be satisfied solely by delivery of such other assets then held. Under no circumstances shall any HMTF Entity have any liability whatsoever in respect of any Losses if and to the extent that such HMTF Entity does not hold assets that are available to satisfy such Losses in accordance with this Section 11.05. Notwithstanding the immediately preceding sentence, in the event that (i) a Claim shall have been made against an HMTF Entity under this Article XI and shall have resulted in the payment by such HMTF Entity of an amount less than the Losses finally determined to have been caused by such HMTF Entity because of the operation of this Section
11.05 (i.e., because of the amount of available assets), and (ii) such HMTF Entity subsequently acquires other assets or reacquires any assets or any shares of Class B Common Stock or Series B Preferred Stock, nothing in this Section
11.05 shall preclude the Indemnified Party from bringing a new Claim for the amount of unsatisfied Losses, subject to the provisions of this Section 11.05 (i.e., limited to the extent of such new or reaquired assets or securities).

                  SECTION 11.06 Exclusive Remedy. Each of the parties hereto agrees that, from and after the Closing, its sole and exclusive remedies with respect to any and all claims against any other party relating to the subject matter of this Agreement shall be pursuant to this Article XI or Section 13.09 hereof.

                                   ARTICLE XII

                  SECTION 12.01 Registration Rights. (a) Piggyback Rights. Subject to Section 12.01 (c), if at any time after consummation of an IPO the Company determines that it shall file a registration statement under the Securities Act (which, for avoidance of doubt, shall not include the registration statement in connection with the IPO) for the registration of any class of the Company's common stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8 (or successor form) or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders), the Company shall each such time promptly give each HMTF Entity (the "Piggyback Holders") written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be not less than 30 nor more than 60 calendar days from the date of such notice, and advising each Piggyback Holder of its right to have its Class B Common Stock included in such registration. Upon the written request of any Piggyback Holder received by the Company no later than 15 calendar days after the date of the Company's notice (such Piggyback Holder, a "Participating Stockholder"), the Company shall use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Class B Common Stock that such Piggyback Holder has so requested to be registered on the same terms and conditions as the other securities being registered (the "Piggyback Registration Right"). If, in the good faith opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the good faith opinion of the placement agent, or if there is none, the Company), the total amount of such securities to be so registered, including the Class B Common Stock owned by the Piggyback Holders, will exceed the maximum amount of the Company's securities which can be marketed
(i) at a price reasonably related to the then current market value of such securities or (ii) without otherwise materially adversely affecting the entire offering, then the Company shall be entitled to reduce, pro rata, the number of shares of Class B

Common Stock owned by each Piggyback Holder to be so registered based on the ratio that such Holder's requested shares bears to the total number of shares requested to be included in such piggyback registration by all Persons other than the Company who have the contractual right to request that their shares be included in such registration statement and who have requested that their shares be included.

         (b) Participating Stockholder Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Article 12 that the Participating Stockholders shall furnish to the Company such information regarding themselves, the Class B Common Stock held by them, and the intended method of disposition of such Class B Common Stock as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

         (c) Reasonable Terms. In connection with any underwritten offering, the Company shall not be required under this Article 12 to include any Class B Common Stock owned by any Participating Stockholder other than on the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters; provided, that, in any such underwriting the Company and all Participating Stockholders, subject to the other provisions hereof, shall be treated substantially similarly.

         (d) Private Sale. Notwithstanding any other provisions of this Article XII, the Company shall not be required to register the Class B Common Stock of any Participating Stockholder if, in the reasonable opinion of counsel to the Company, the sale or other disposition of such Participating Stockholder's Class B Common Stock, in the manner proposed by such Participating Stockholder may be effected without restriction under Rule 144.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                  SECTION 13.01 Successors and Assigns. This Agreement may not be assigned by any party without the prior written consent of each other party hereto and any attempted or purported assignment without such consent shall be void. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  SECTION 13.02 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to conflicts of law principles of such state. Each of the Company, and the HMTF Entities hereby submits to the nonexclusive jurisdiction of the Chancery Court, Newcastle County, Delaware for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the HMTF Entities irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  SECTION 13.03 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

                  SECTION 13.04 Captions and Headings. The captions and headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

                  SECTION 13.05 Notices. Unless otherwise provided, any notice or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or one business day after deposit with an internationally recognized overnight courier service, delivery fees prepaid, or three business days after the deposit with the U.S. mail, return receipt requested, postage prepaid, and in each case, addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided that any notice of change of address shall be deemed effective only upon receipt:

         If to the Company, IDTC, IDTA OR IDTV, to such party at:

         2325B Renaissance Drive
         Las Vegas, Nevada 89119
         Attn: Chief Financial Officer
         Fax:  (702) 966-4247

         with a copy to:

         IDT Corporation
         520 Broad Street
         Newark, New Jersey 07102
         Attn:  President
         Fax:  (973) 438-1503

         and also to:

         Dewey Ballantine LLP
         1301 Avenue of the Americas
         New York, New York 10019
         Attn: Jonathan Freedman
               Hershel Wein
         Fax:  (212) 259-6333

         If to the HMTF Entities, to such party at:

         c/o Hicks, Muse, Tate & Furst Incorporated
         200 Crescent Court, Suite 1600
         Dallas, Texas  75201
         Attn:  General Counsel
         Fax:   (214) 720-7888


         with a copy to

         Vinson & Elkins L.L.P.
         666 Fifth Avenue, 26th Floor
         New York, NY 10019
         Attn:  Eric S. Shube
         Fax:   917-206-8100


                  SECTION 13.06 Amendments and Waivers. The terms of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all of the parties hereto.

                  SECTION 13.07 Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  SECTION 13.08 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and discussions between them.

                  SECTION 13.09 Specific Enforcement. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  SECTION 13.10 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                  SECTION 13.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.

THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS
SECTION 13.11 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

                  SECTION 13.12 No Affiliate Liability. Except to the extent that any such Person shall have executed and delivered an instrument in which such Person shall have agreed to be bound by this Agreement, no Affiliate of any of the HMTF Entities shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby, and the Company hereby waives and releases all claims of any such liability and obligation, it being understood that no such Person or entity (other than each such HMTF Entity) shall be liable for or in respect of this Agreement or the transactions contemplated hereby.

                  SECTION 13.13 Several Liability of the HMTF Entities. Nothing in this Agreement shall be construed to impose on any HMTF Entity any liability for any action or failure to act of any other HMTF Entity, including the breach of this Agreement by any such other HMTF Entity; provided, however, that nothing in this Section 13.13 shall be construed to limit the liability of any HMTF Entity for a breach of its representations, warranties or covenants hereunder with respect to any other Person.

                       [Signatures on the following page.]

                  IN WITNESS WHEREOF, the parties have executed this Stock Exchange Agreement as of the date first above written.

                                    IDT INVESTMENTS INC.


                                    By:       /s/  Jonathan Levy
                                       -----------------------------------------
                                         Name:  Jonathan Levy
                                         Title: Treasurer and Secretary


                                    IDT CORPORATION
                                    solely for purposes of Sections 5.02, 5.03, 5.04, 5.05, 5.06 and Article XIII and acknowledging the registration rights contemplated by Section 8.01(h)


                                    By:            /s/  Joyce Mason
                                       -----------------------------------------
                                       Name:  Joyce Mason
                                       Title: Secretary



                                    IDT AMERICA, CORP.
                                    solely for purposes of Sections 5.02, 5.03, 5.04, 5.05, 5.06 and Article XIII


                                    By:           /s/  Joyce Mason
                                       -----------------------------------------
                                       Name:  Joyce Mason
                                       Title: Secretary





                                    IDT VENTURES INC.
                                    solely for purposes of Sections 5.02, 5.03, 5.04, 5.05, 5.06 and Article XIII


                                    By:            /s/  Joyce Mason
                                       -----------------------------------------
                                       Name:  Joyce Mason
                                       Title: Secretary

                                    HM4 TELIGENT QUALIFIED FUND, LLC



                                    By:       /s/  David W. Knickel
                                       -----------------------------------------
                                       Name:  David W. Knickel
                                       Title: Vice President



                                    HM4 TELIGENT PRIVATE FUND, LLC



                                    By:       /s/  David W. Knickel
                                       -----------------------------------------
                                       Name:  David W. Knickel
                                       Title: Vice President


                                    HM 4-SBS TELIGENT COINVESTORS, LLC



                                    By:       /s/  David W. Knickel
                                       -----------------------------------------
                                       Name:  David W. Knickel
                                       Title: Vice President


                                    HM PG-IV TELIGENT, LLC


                                    By:       /s/  David W. Knickel
                                       -----------------------------------------
                                       Name:  David W. Knickel
                                       Title: Vice President



                                    HM 4-EQ TELIGENT COINVESTORS, LLC



                                    By:       /s/  David W. Knickel
                                       -----------------------------------------
                                       Name:  David W. Knickel
                                       Title: Vice President

                                    HM4 ICG QUALIFIED FUND, LLC



                                    By:       /s/  David W. Knickel
                                       -----------------------------------------
                                       Name:  David W. Knickel
                                       Title: Vice President



                                    HM4 ICG PRIVATE FUND, LLC



                                    By:       /s/  David W. Knickel
                                       -----------------------------------------
                                       Name:  David W. Knickel
                                       Title: Vice President



                                    HM PG-IV ICG, LLC



                                    By:       /s/  David W. Knickel
                                       -----------------------------------------
                                       Name:  David W. Knickel
                                       Title: Vice President



                                    HM 4-SBS ICG COINVESTORS, LLC



                                    By:       /s/  David W. Knickel
                                       -----------------------------------------
                                       Name:  David W. Knickel
                                       Title: Vice President



                                    HM 4-EQ ICG COINVESTORS, LLC



                                    By:       /s/  David W. Knickel
                                       -----------------------------------------
                                       Name:  David W. Knickel
                                       Title: Vice President